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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this registration statement on Form S-1 (File No. 333-49743) of our report dated March 4, 1998, on our audits of the financial statements and financial statement schedule of Universal Hospital Services, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts".



                                          PRICEWATERHOUSECOOPERS LLP


Minneapolis, Minnesota

July 6, 1998